Exhibit 99.1

November 6, 2006
Ivanhoe Energy establishes banking relationship with LaSalle Bank and obtains credit facility
BAKERSFIELD, CALIFORNIA — Ivanhoe Energy Inc. (NASDAQ: IVAN and TSX: IE) has appointed Chicago-based LaSalle Bank N.A. its lead corporate bank for its business transactions worldwide.
“LaSalle is a perfect fit for Ivanhoe Energy,” said Joe Gasca, Ivanhoe Energy President and Chief Operating Officer. “With the reach and strength of its parent company behind them, they are particularly suited to the diverse corporate banking needs that we envision requiring as we commercialize our heavy oil upgrading technology (HTL) and pursue HTL and other projects both within North America and overseas. We particularly welcome the support and advice from LaSalle and ABN AMRO in moving forward and believe that their support will significantly strengthen our global capability.” LaSalle’s parent company is Netherlands-based ABN AMRO Bank N.V., a leading international bank that operates more than 4,500 branches in 53 countries.
Peter D. Gaw of ABN AMRO said, “ABN AMRO/LaSalle Bank is excited to lead this important financing for Ivanhoe Energy. The new credit facility will be the cornerstone in Ivanhoe Energy’s growth strategy. We are looking forward to growing our relationship with Ivanhoe Energy as their management team executes its ambitious business plan.” Peter Gaw is ABN AMRO’s Corporate Managing Director & Global Head, Power & Utilities, Integrated Energy.
Deposits of heavy oil around the world surpass that of light oil, with much of it difficult or uneconomic to produce or transport with current technology. Ivanhoe Energy believes that commercialization of its patented HTL technology, which produces lighter, more valuable crude oil and by-product energy, will enable the economic development of much of these “stranded” or uneconomic heavy oil and bitumen resources worldwide.
As an initial step, Ivanhoe Energy (USA) Inc., a wholly owned subsidiary of Ivanhoe Energy Inc., has obtained a            US $15 million Senior Secured Revolving/Term Credit Facility, with an Initial Borrower Base of            US $8 million from LaSalle Bank N.A., which will be available for the development of oil and gas properties, general corporate purposes and the commencement of engineering of HTL commercial facilities.
Ivanhoe Energy is an independent international oil and gas development and production company focused on pursuing long-term growth in its reserve base and production using key technologies, including its proprietary heavy oil upgrading process (HTL), enhanced oil recovery (EOR) techniques and the conversion of natural gas to liquids (GTL). Core operations are in the United States and China, with business development opportunities worldwide. Ivanhoe Energy trades on the NASDAQ Capital Market with the ticker symbol IVAN and on the Toronto Stock Exchange with the symbol IE.

Information Contact:	Cindy Burnett 1-604-331-9830
Website:	www.ivanhoe-energy.com
FORWARD-LOOKING STATEMENTS: This document includes forward-looking statements, including forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to the continued advancement of Ivanhoe Energy’s projects, including commercialization of our proprietary heavy oil upgrading technology (HTL) and other statements which are not historical facts. When used in this document, the words such as “could,” “plan,” “estimate,” “expect,” “intend,” “may,” “potential,” “should,” and similar expressions relating to matters that are not historical facts are forward-looking statements. Although Ivanhoe Energy believes that its expectations reflected in these forward-looking statements are reasonable, such statements involve risks and uncertainties and no assurance can be given that actual results will be consistent with these forward-looking statements. Important factors that could cause actual results to differ from these forward-looking statements include the potential that Ivanhoe Energy’s HTL technology may not be commercially viable and other risks disclosed in Ivanhoe Energy’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission on EDGAR and the Canadian Securities Commissions on SEDAR.

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